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                  EXHIBIT 24                CONSENT OF KPMG PEAT MARWICK LLP.


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                          INDEPENDENT AUDITORS CONSENT

The Board of Directors
Summit Family Restaurants Inc.:

We consent to incorporation by reference in the registration statements No. 2-99014; No. 33-18431; No. 33-17363; No. 33-62150; No. 33-62152; and No.
33-99144 on Form S-8 of Summit Family Restaurants Inc. and subsidiaries of our report dated November 3, 1995, except as to Note 15 which is as of December 11, 1995, relating to the consolidated balance sheets of Summit Family Restaurants Inc. and subsidiaries as of September 25, 1995 and September 26, 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three year period ended September 25, 1995, and all related schedules, which report appears in the September 25, 1995, annual report on Form 10-K of Summit Family Restaurants Inc. and subsidiaries.

/s/ KPMG Peat Marwick LLP
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KPMG Peat Marwick LLP

Salt Lake City, Utah
December 20, 1995